UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 5, 2006

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FirstEnergy Corp.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 2.03 below with respect to certain letter of credit and guaranty obligations of FirstEnergy Corp. referred to therein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 5, 2006, FirstEnergy entered into arrangements for the delivery of eight separate letters of credit in connection with the issuance of eight new series of pollution control revenue refunding bonds issued by the Ohio Air Quality Development Authority (OAQDA), the Ohio Water Development Authority (OWDA) and the Beaver County Industrial Development Authority (BCIDA, and together with the OAQDA and OWDA, the Authorities) on behalf of FirstEnergy’s subsidiaries, FirstEnergy Nuclear Generation Corp. (NGC) and FirstEnergy Generation Corp. (FGCO, each a Company and collectively, the Companies), as follows (collectively, the Bonds):

Authority	Company	Series	Principal Amount	Maturity	Initial Interest Rate
OAQDA	NGC	2006-A	$62,500,000	June 1, 2033	Weekly
OAQDA	NGC	2006-B	15,500,000	December 1, 2033	Weekly
OWDA	NGC	2006-B	135,550,000	December 1, 2033	Weekly
OWDA	NGC	2006-C	107,500,000	June 1, 2033	Weekly
BCIDA	NGC	2006-B	163,965,000	December 1, 2035	Weekly
OAQDA	FGCO	2006-A	234,520,000	December 1, 2023	Weekly
BCIDA	FGCO	2006-B	129,610,000	December 1, 2041	Weekly
BCIDA	FGCO	2006-C	28,525,000	March 1, 2017	Daily
		Total	$877,670,000

Proceeds from the issuance and sale of the Bonds were or will be used to refund an equal aggregate amount of pollution control bonds previously issued in various series by the Authorities and the Lawrence County Industrial Development Authority for which FirstEnergy’s utility operating subsidiaries, Ohio Edison Company, Pennsylvania Power Company, The Cleveland Electric Illuminating Company and The Toledo Edison Company, were obligors under corresponding pollution control notes. These refundings have resulted or will result in a corresponding reduction in each of the utility operating subsidiaries’ affiliate notes payables from NGC and FGCO relating to the generation asset transfers completed in 2005.

Each of the eight new series of Bonds is issued under a separate trust indenture dated as of December 1, 2006 between the applicable Authority and The Bank of New York Trust Company, N.A., as trustee (each an Indenture, and collectively, the Indentures).

Principal or redemption price of and interest on, and purchase price of, each series of the Bonds is payable from a pledge of revenues derived by the applicable Authority pursuant to a separate loan agreement dated as of December 1, 2006 (each a Loan Agreement), between the applicable Authority and the applicable Company and a corresponding related unsecured promissory note between the applicable Company and the applicable trustee (each a Note). Payment of the principal or redemption price of and interest on, and purchase price of, each series of Bonds will be fully secured by a separate irrevocable, direct-pay letter of credit (each a Letter of Credit) delivered to the applicable trustee.

Each Letter of Credit for Bonds corresponding to NGC (each an NGC Letter of Credit) will be issued by Wachovia Bank, National Association (Wachovia), as Fronting Bank and Administrative Agent, under a Letter of Credit and Term Loan Agreement, dated as of December 5, 2006 (the NGC Reimbursement Agreement), between NGC and Wachovia.

In connection with the NGC Reimbursement Agreement, FirstEnergy delivered its guaranty (the NGC Guaranty) to Wachovia under which FirstEnergy has agreed to guaranty the payment, performance and other obligations (but not collection) of NGC under the NGC Reimbursement Agreement. Prior to January 31, 2007, the NGC Guaranty may be exchanged for a letter of credit to be issued by Wachovia on behalf of FirstEnergy under a master letter of credit facility to be entered into between FirstEnergy and an affiliate of Wachovia, which letter of credit would allow Wachovia to draw to cover reimbursement obligations of NGC with respect to draws under the NGC Letter of Credit.

Each Letter of Credit for the Bonds corresponding to FGCO (each an FGCO Letter of Credit) will be issued by Barclays Bank PLC (Barclays), as Fronting Bank, under the $2.75 billion credit agreement, dated as of August 24, 2006 (the Credit Agreement), among FirstEnergy and certain other borrowers, the financial institutions from time to time party thereto, Citibank, N.A., as administrative agent, Barclays, as a Fronting Bank and certain other Fronting Banks and the Swing Line Lenders named therein, and a separate Supplemental Letter of Credit Agreement, dated as of December 5, 2006 (each an FGCO Supplemental LOC Agreement), among FirstEnergy, FGCO and Barclays. Under each FGCO Supplemental LOC Agreement, FGCO has agreed to guaranty the payment, performance and other obligations (but not collection) of FirstEnergy under the Credit Agreement with respect to the applicable FGCO Letter of Credit.

Each Letter of Credit will permit the trustee to draw up to (a) an amount sufficient to pay the principal of the applicable Bonds or the portion of the purchase price corresponding to the principal of such Bonds, plus (b) an amount equal to 36 days’ interest accrued on the applicable Bonds, computed at a maximum rate of 10% per annum, to pay accrued and unpaid interest on such Bonds or the portion of the purchase price corresponding to accrued and unpaid interest on such Bonds. Each NGC Letter of Credit and FGCO Letter of Credit will expire March 18, 2009 and December 3, 2007, respectively, unless terminated earlier or extended in accordance with its terms. If a Letter of Credit is not extended, is cancelled or is replaced as described herein, the applicable Bonds entitled to the benefit of that Letter of Credit will be subject to mandatory purchase prior to the cancellation, expiration or replacement of such Letter of Credit.

From the date of issuance of the Bonds, each series will accrue interest at the Daily or Weekly Rate, as indicated above, determined by the applicable remarketing agent as set forth in the related Indenture. The method of determining the interest rate on the Bonds may be converted from time to time in accordance with the Indenture to a Daily Rate, a Weekly Rate, a Commercial Paper Rate, a Semi-Annual Rate, an Annual Rate, a Two-Year Rate, a Three-Year Rate, a Five-Year Rate, a Long Term Rate or a Dutch Auction Rate. The Bonds of each series will be subject to optional, extraordinary optional and special mandatory redemption prior to maturity, and to optional and mandatory tender for purchase and remarketing in certain circumstances described in the Indentures.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete text of each applicable Note, Guaranty, Reimbursement Agreement, Indenture, Letter of Credit, Supplemental LOC Agreement and Loan Agreement.

Forward-Looking Statements: This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy’s regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), and the legal and regulatory changes resulting from the implementation of the Energy Policy Act of 2005 (including, but not limited to, the repeal of the Public Utility Holding Company Act of 1935), the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits, fines or other enforcement actions and remedies) of governmental investigations and oversight, including by the Securities and Exchange Commission, the United States Attorney’s Office, the Nuclear Regulatory Commission and the various state public utility commissions as disclosed in the registrant’s Securities and Exchange Commission filings, generally, and with respect to the Davis-Besse Nuclear Power Station outage and heightened scrutiny at the Perry Nuclear Power Plant in particular, the timing and outcome of various proceedings before the Public Utilities Commission of Ohio (including, but not limited to, the successful resolution of the issues remanded to the Public Utilities Commission of Ohio by the Ohio Supreme Court regarding the Rate Stabilization Plan) and the Pennsylvania Public Utility Commission, including the transition rate plan filings for Met-Ed and Penelec, the continuing availability and operation of generating units, the ability of generating units to continue to operate at, or near full capacity, the inability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the anticipated benefits from voluntary pension plan contributions, the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities and other capital markets and the cost of such capital, the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the August 14, 2003 regional power outage, the successful completion of the share repurchase program announced August 10, 2006, the risks and other factors discussed from time to time in the registrant’s Securities and Exchange Commission filings, including its annual report on Form 10-K for the year ended December 31, 2005, and other similar factors. The registrant expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December 6, 2006

FIRSTENERGY CORP.
Registrant

By:	/s/ Harvey L. Wagner
Harvey L. Wagner
Vice President, Controller
and Chief Accounting Officer